Exhibit 10.9
7900 69th Avenue ~ Greenfield, Minnesota 55373 ~ Phone: (763) 477-4774 ~ Fax: (763) 477-5174
Sept. 14, 2006
Olsson Associates
Mr. Kent Rohren
1111 Lincoln Mall
P.O. Box 84608
Lincoln, NE 68501
RE: Auger Cast Piling required for support of the Grain Silos; E. Energy Adams, LLC @ Adams, NE.
Dear Mr. Rohren,
McC Inc. is pleased to submit this proposal to perform installation of auger cast piling for support of the Grain Storage Slipform Silos. Our proposal is based on recommendations provided to us by Olsson and Associates Geotech report, Project #2-2005-1502 dated 2/9/2006 and addendum #1 dated 6/19/2006. Details of our estimate follow below.
INCLUSIONS/SCOPE OF WORK
1.	Provide design/field engineering, and construction drawings.

2.	Part time geo-technical observation and grout testing.

3.	Auger cast piling required for support of grain storage slipform silos.

4.	Earthwork for spoil removal (equipment and labor) to an onsite stock pile location.

5.	Supply and installation of reinforcement required for auger cast piling.

6.	McC Inc. will provide all tools, labor, cranes, restrooms and equipment necessary to complete this project.
EXCLUSIONS
Permits and/or fees, excise tax, relocation of any underground utilities, pile load testing, soil correction(s), export of soil from jobsite, mass grading, finish grading,, temporary construction power, winter conditions (concrete additives, ground thawers, heaters, concrete blankets, shelters, man-hours, fuel, importing of soil for backfilling), bonding, prevailing wages and liquidated damages.
CLARIFICATIONS
•	We assume the construction area will be rough graded and leveled to 12” below the DDG and Receiving building finish floor elevation prior to starting our work.
PRICING
Our price of Three Hundred Fifty Five Thousand Two Hundred Fifty ($355,250.00) dollars includes materials, labor and 5.5% sales tax to complete the above listed Scope of Work. This quote is good for fifteen days.

**	This work will require 14 working days. McC Inc. contract for 1st grind with Fagen Inc will then be July 16, 2007.

7900 69th Avenue ~ Greenfield, Minnesota 55373 ~ Phone: (763) 477-4774 ~ Fax: (763) 477-5174
ALTERNATIVE PRICING
~~To keep the existing schedule without adding (14) days for the Auger-Cast piling Add: $62,250.00~~ /s/
Not Accepted

Terms of Payment:	10% down at signing of contract; progressive payments every month on the
15th during construction, with 5% retainage to be paid 30 days after start-up.

When preparing a contract resulting from this proposal, please include the following: “McC Inc.’s proposal dated the above date and all terms and conditions upon it shall be considered a part of this contract and shall supersede all conflicting terms and conditions.”
Pricing of this project is based on current and committed costs for raw construction materials. If any natural disasters, material hording, or monopolization increase the committed prices from our vendors, we reserve the right to adjust our contract price in order to be compensated for the net material price increase.
We appreciate the opportunity to provide you with this estimate and look forward to working with you on this project. If you have any questions regarding this proposal, please call.
Sincerely,
Dan Shefland
McC Inc.
RFCO #2 ~ Augercast Piling

ACCEPTANCE OF PROPOSAL – The above prices,
Specifications and conditions are satisfactory and are	Signature:	/s/ Mark Schmit

Hereby accepted. You are authorized to do the work as
Specified.
Date of Acceptance: 10/3/06	Cust PO#:

7900 69th Avenue ~ Greenfield, Minnesota 55373 ~ Phone: (763) 477-4774 ~ Fax: (763) 477-5174
ALTERNATIVE PRICING
/s/ Not Accepted

Terms of Payment:	10% down at signing of contract; progressive payments every month on the
15th during construction, with 5% retainage to be paid 30 days after start-up.

When preparing a contract resulting from this proposal, please include the following: “McC Inc.’s proposal dated the above date and all terms and conditions upon it shall be considered a part of this contract and shall supersede all conflicting terms and conditions.”
Pricing of this project is based on current and committed costs for raw construction materials. If any natural disasters, material hording, or monopolization increase the committed prices from our vendors, we reserve the right to adjust our contract price in order to be compensated for the net material price increase.
We appreciate the opportunity to provide you with this estimate and look forward to working with you on this project. If you have any questions regarding this proposal, please call.
Sincerely,
Dan Shefland
McC Inc.
RFCO #2 ~ Augercast Piling

ACCEPTANCE OF PROPOSAL – The above prices,
Specifications and conditions are satisfactory and are	Signature:	/s/ Jack L. Alderman, Pres.

Hereby accepted. You are authorized to do the work as
Specified.
Date of Acceptance:	Cust PO#: